EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 of our report dated March 27, 2020, relating to the consolidated financial statements of iCoreConnect, Inc. (the “Company”) appearing in the Annual Report on Form 10-K of the Company for the years ended December 31, 2019 and 2018.

Tampa, Florida

October 11, 2021